                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 10                                   Trade Date: 03/18/02
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 03/21/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is March 19, 2002


        CUSIP
         or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UDG6             $11,125,000.00              6.00%                  03/15/14                 100%


    Interest Payment
       Frequency                                       Subject to               Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption              (including the redemption price)
    ----------------        -----------------          ----------              --------------------------------
        09/15/02                   Yes                     Yes                        100%      03/15/03
     semi-annually                                                                 semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $10,930,312.50            $194,687.50               $2.75             ABN AMRO Financial
                                                                             Services, Inc.